NIMBUS CD INTERNATIONAL, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 5, 1997

TO THE STOCKHOLDERS OF
NIMBUS CD INTERNATIONAL, INC.:

      The Annual Meeting of Stockholders of Nimbus CD International, Inc., a Delaware corporation (the "Company"), will be held on August 5, 1997, at 10:00 a.m. Eastern Time, in the Ballroom at The Boar's Head Inn, Route 250 West, Charlottesville, Virginia 22903, for the following purposes:

      1.    To elect ten (10) directors for a  term of one year;

      2. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current year; and

      3. To transact such other business as may properly come before the meeting or any continuation or adjournment thereof.

      Only stockholders of record at the close of business on June 5, 1997, will be entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. The transfer books will not be closed.

      PLEASE FILL IN, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE COMPLETED AND RETURNED.

                                    By Order of the Board of Directors

July 8, 1997                              L. Steven Minkel, Secretary

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                          NIMBUS CD INTERNATIONAL, INC.

                                 AUGUST 5, 1997


                                 PROXY STATEMENT



                               GENERAL INFORMATION

General

      The Annual Meeting of Stockholders of NIMBUS CD INTERNATIONAL, INC., a Delaware corporation (the "Company"), will be held on August 5, 1997, at the time and place and for the purposes set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. The enclosed form of proxy is solicited on behalf of the Board of Directors of the Company in connection with such meeting and any continuation or adjournment thereof. This Proxy Statement and the enclosed form of proxy are first being sent or given to the stockholders on or about July 8, 1997. The executive offices of the Company are located at 623 Welsh Run Road, Guildford Farm, Ruckersville, Virginia 22968.

      At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the election of ten (10) nominees for director ("Proposal No. 1"). In addition, the stockholders of the Company will be asked to ratify the Company's selection of Coopers & Lybrand L.L.P. ("Coopers") as the Company's independent accountants for the current year ("Proposal No. 2").

Voting By Proxy

      If a proxy in the enclosed form is duly executed and returned, the shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), represented thereby will be voted, where specification is made by the stockholder on the form of proxy, in accordance with such specification. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote the shares represented thereby "FOR" the election of each of the named nominees for director and "FOR" each of the other proposals listed on the proxy card. If necessary, and unless the shares represented by the proxy are voted against the proposals herein, the persons named in the enclosed proxy may also vote in favor of a proposal to recess the Annual Meeting and to reconvene it on a subsequent date or dates without further notice, in order to solicit and obtain sufficient votes to approve the matters being considered at the Annual Meeting. Any stockholder may revoke his proxy by delivery of a new, later dated proxy or by providing written notice of revocation to the Secretary of the Company at any time before it is voted. A proxy will not be voted if the stockholder attends the meeting and elects to vote in person.

Voting at the Annual Meeting; Record Date

      Only stockholders of record at the close of business on June 5, 1997 have the right to receive notice of and to vote at the Annual Meeting and any adjournment thereof. As of that date, 20,870,579 shares of Common Stock were outstanding. Each holder of record of Common Stock is entitled to one vote for each share held on all matters voted upon.

Quorum; Required Vote

      Presence in person or by proxy of the holders of 10,435,290 shares of Common Stock will constitute a quorum at the Annual Meeting. Assuming the applicable quorum is present, the affirmative vote of a plurality of the shares of Common Stock represented at the Annual Meeting and entitled to vote will be required to act upon the election of a nominee for director, and the affirmative vote by the holders of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote will be required to act on all other matters to come before the Annual Meeting, including Proposal No. 2.

      With regard to Proposal No. 1, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to Proposal No. 2, stockholders may vote in favor of or against such proposal or ratification, or they may abstain from voting. In accordance with applicable law, the treatment and effect of abstentions and broker non-votes are as follows. If a stockholder registers an abstention vote by checking the "ABSTAIN" box on the proxy card, no favorable vote is cast and therefore the abstention vote has the same legal effect as a vote against the proposal, even though the stockholder may interpret such action differently. If a broker or other nominee holding shares of Common Stock for beneficial owners has voted on one or more matters pursuant to discretionary authority or instructions from beneficial owners, but does not vote on other matters because the broker or nominee has not received instructions from beneficial owners and does not have the right to exercise discretionary voting power, such broker non-votes have no effect on the vote with respect to such other matters. That is, broker non-votes are not counted as votes for the proposal or as votes against the proposal and are not counted in determining the number of votes needed in order for a proposal to be approved.

Other Matters

      The enclosed form of proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual
Meeting: (a) matters which may be presented at the Annual Meeting at the request of public stockholders and with respect to which the Company has not received notice at the date hereof; (b) approval of the minutes of a prior meeting of stockholders, if such approval does not amount to ratification of the action taken at the meeting; (c) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (d) any proposal omitted from the Proxy Statement and the form of proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended; and (e) matters incident to the conduct of the Annual Meeting. The Board of Directors currently is not aware of any matters (other than procedural matters) which will be brought before the Annual Meeting and which are not referred to in the enclosed Notice of Annual Meeting. If any such matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

Expenses of Solicitation

      The costs of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers, and employees of the Company may solicit proxies in person or by telephone, telegraph, or mail. Further, the Company will also request record holders of Common Stock who are brokerage firms, custodians, and fiduciaries to forward proxy material to the beneficial owners of such shares and upon request will reimburse such record holders for the costs of forwarding the material in accordance with customary charges.

       SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 5, 1997, as to shares of Common Stock owned by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and officers as a group, together with their respective percentages.

                                             AMOUNT AND NATURE    % OF CLASS
             NAME OF PERSON OR                 OF BENEFICIAL       (IF MORE
         NUMBER OF PERSONS IN GROUP            OWNERSHIP (1)     THAN 1%) (2)
         --------------------------            -------------     ------------
McCown De Leeuw & Co. III,  L.P.(3)               7,528,901          36.1
McCown  De  Leeuw  & Co.  Offshore  (Europe)      7,528,901          36.1
III,  L.P. (3)
McCown De Leeuw & Co. III (Asia),  L.P. (3)       7,528,901          36.1
Gamma Fund LLC (3)                                7,528,901          36.1
Behrman Capital  L.P. (4)                         3,670,067          17.6
Behrman Capital "B" L.P. (4)                      3,670,067          17.6
Strategic Entrepreneur Fund, L.P. (4)             3,670,067          17.6
Charles Ayres (3)                                 7,528,901          36.1
Darryl G. Behrman (4)                             3,670,067          17.6
Grant G. Behrman (4)                              3,670,067          17.6
Robert  M. Davidson  (5)                              3,333             *
David E. De Leeuw (3)(6)                          7,532,901          36.1
Anthony V. Dub (7)                                   15,833             *
Lyndon  J. Faulkner (8)                             410,101           1.9
George  E. McCown (3)                             7,528,901          36.1
Glenn  S. McKenzie (9)                                1,000             *
L. Steven Minkel (10)                               283,526           1.4
Robert J. Headrick (11)                              37,616             *
Howard G. Nash (12)                                  87,457             *
David J. Trudel (13)                                  4,000             *
All  directors  and  executive  officers as a    12,045,834          56.0
group (13 persons)(14)

----------------
      * Less than one percent of the issued and outstanding shares of Common Stock.

 (1) The amount and percentage of securities beneficially owned by an individual are determined in accordance with the definition of beneficial ownership set forth in the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after June 5, 1997. Beneficial ownership may be disclaimed as to certain of the securities. Unless otherwise indicated, the persons and entities named have sole voting and dispositive power over their shares.

 (2) Individual percentages have been rounded. Shares subject to outstanding stock options or warrants which the individual has the right to acquire within 60 days after June 5, 1997, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such individual, or any group including such individual, but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other individual.

 (3) Includes 6,098,412 shares owned by McCown De Leeuw & Co. III, L.P., an investment partnership whose general partner is MDC Management Company III, L.P. ("MDC III"), 1,054,046 shares held by McCown De Leeuw & Co. Offshore (Europe) III, L.P., an investment partnership whose general partner is MDC Management Company IIIE, L.P. ("MDC IIIE"), 112,931 shares held by McCown De Leeuw & Co. III (Asia), L.P., an investment partnership whose general partner is MDC Management Company IIIA, L.P. ("MDC IIIA"), and 263,512 shares owned by Gamma Fund LLC, a California limited liability company ("Gamma"). The voting members of Gamma are George E. McCown, David
      E. De Leeuw, David E. King, Robert B. Hellman, Jr., Charles Ayres and Steven Zuckerman, who are also the only general partners of MDC III, MDC IIIE and MDC IIIA. Messrs. McCown, De Leeuw and Ayres are nominated for re-election to the Company's Board of Directors. Messrs. King and Hellman declined to be nominated for re-election. Voting and dispositive decisions regarding the Common Stock owned by MDC III, MDC IIIE and MDC IIIA are made by Messrs. McCown and De Leeuw, as Managing General Partners of each of such partnerships, who together have more than the required two-thirds-in-interest vote of the Managing General Partners necessary to effect such decisions on behalf of any such entity. Voting and dispositive decisions regarding the Common Stock owned by Gamma are made by a vote or consent of a majority in number of the members of Gamma. No general partner is able to individually direct the voting or disposition of Common Stock beneficially owned by MDC III, MDC IIIE and MDC IIIA. Messrs. McCown, King, Hellman, Ayres and Zuckerman have no direct ownership of any shares of Common Stock and, together with Mr. De Leeuw, disclaim beneficial ownership of any shares of Common Stock owned by MDC III, MDC IIIE, MDC IIIA and Gamma except to the extent of their proportionate partnership interests or membership interests (in the case of Gamma). The address of each of MDC III, MDC IIIE, MDC IIIA and Gamma is c/o McCown De Leeuw & Co., 3000 Sand Hill Road, Building 3, Suite 290, Menlo Park, California 94025.

 (4) Includes 3,306,037 shares owned by Behrman Capital L.P., an investment partnership whose general partner is Behrman Brothers, L.P., and 298,278 shares owned by Behrman Capital "B" L.P., an investment partnership whose general partner is Behrman Brothers, L.P., and 65,751 shares owned by Strategic Entrepreneur Fund, L.P., an investment partnership whose general partners are Darryl G. Behrman and Grant G. Behrman. Darryl Behrman and Grant Behrman are the only general partners of each of Behrman Brothers, L.P. and Strategic Entrepreneur Fund, L.P., and, as such, each may make voting and dispositive decisions regarding the Common Stock. Messrs. Darryl Behrman and Grant Behrman have no direct ownership of any shares of Common Stock and disclaim beneficial ownership of any shares of Common Stock except to the extent of their proportionate partnership interests. The address of Behrman Capital is c/o Behrman Capital L.P., 126 East 56th Street, New York, New York 10022.

(5)   Includes 3,333 shares subject to stock options.

(6) Includes 3,000 shares held for the benefit of Mr. De Leeuw in the MDC Management Company, Inc. Retirement Savings and Investment Plan of which Mr. De Leeuw is the manager. Also includes 1,000 shares held in trust for the benefit of Brian De Leeuw, Mr. De Leeuw's son, of which Treva De De Leeuw, Mr. De Leeuw's wife, serves as trustee. Mr. De Leeuw disclaims beneficial ownership of the shares held in trust for the benefit of Brian De Leeuw.

(7)   Includes 833 shares subject to stock options.

(8)   All shares are subject to stock options.

(9)   Mr. McKenzie is a consultant to McCown De Leeuw & Co.

(10) Includes 108,171 shares subject to stock options. Also includes 500 shares owned by each of Lewis C. Minkel and Carter P. Minkel, Mr. Minkel's adult sons, of which Mr. Minkel expressly disclaims beneficial ownership. Mr. Minkel has been nominated for election as a director.

(11)  All shares are subject to stock options.

(12)  All shares are subject to stock options

(13)  All shares are subject to stock options.

(14) Includes 651,511 shares issuable upon the exercise of stock options and 11,198,968 shares beneficially owned by the MDC Entities and Behrman Capital.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

      Action will be taken at the meeting to elect a Board of  Directors  of ten
(10) persons. Unless otherwise directed on the form of proxy, shares represented by proxies solicited by the Board of Directors will be voted in favor of the election as directors of all of the nominees named below, or, in the event that any such nominee should become unavailable for any reason, which is not presently anticipated, such proxies will be voted for a substitute nominee. The persons elected as directors will hold office until the 1998 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

      At a meeting of the Company's Board of Directors (the "Board") held on May 21, 1997, the Bylaws of the Company were amended to provide for a Board of Directors consisting of a minimum of eight (8) and a maximum of thirteen (13) persons. In addition, the Board determined that the number of directors would be ten (10).

      Mr. David B. Wilson resigned from the Board on August 21, 1996. Messrs. Robert B. Hellman, Jr. and David E. King, both partners of McCown De Leeuw & Co., have declined to be nominated for re-election. In addition to the current directors who will stand for reelection, Mr. L. Steven Minkel, Executive Vice President, Chief Financial Officer and Secretary of the Company, has been nominated to become a director. Mr. Minkel served as a director of the Company from November, 1992 through March, 1995.

      Stream International Holdings Inc. ("Stream") previously had the right to designate a representative to serve on the Board of Directors. Under the terms and conditions of a new agreement with Stream, Stream no longer has such right.

      Information about Mr. Minkel and the nominees for reelection as directors is set forth below.

Nominees for Director

      The Board of Directors has nominated the following persons for election as directors:

                                                    DIRECTOR
                         NOMINEE            AGE      SINCE
               -------------------------------------------------
               Lyndon J. Faulkner           36        1992
               -------------------------------------------------
               Charles Ayres                37        1995
               -------------------------------------------------
               Darryl G. Behrman            46        1995
               -------------------------------------------------
               Grant G. Behrman             43        1995
               -------------------------------------------------
               Robert M. Davidson           54        1994
               -------------------------------------------------
               David E. De Leeuw            53        1995
               -------------------------------------------------
               Anthony V. Dub               47        1996
               -------------------------------------------------
               George E. McCown             61        1995
               -------------------------------------------------
               Glenn S. McKenzie            44        1995
               -------------------------------------------------
               L. Steven Minkel             55         -
               -------------------------------------------------

      LYNDON J. FAULKNER. President, Chief Executive Officer and Director since October 1992, Chairman of the Board of Directors since March 1995 and Treasurer since August 1996. Mr. Faulkner was employed in various capacities by Nimbus Records Limited (the "Predecessor") from 1985 until October 1992, most recently as Manufacturing Director. Mr. Faulkner was initially responsible for the design and development of the manufacturing process utilized by the Predecessor. Mr. Faulkner was educated in electrical and electronic engineering in the United Kingdom. Mr. Faulkner is a director of Tad Coffen Performance Saddles Inc., a privately owned company.

      CHARLES AYRES. Director of the Company since March 1995. Mr. Ayres is a general partner of MDC Management Company III, L.P., which is the general partner of McCown De Leeuw & Co. III, L.P. and McCown De Leeuw & Co. Offshore (Europe) III, L.P., a general partner of MDC Management Company IIIA, L.P., which is the general partner of McCown De Leeuw & Co. III (Asia), L.P. and a member of Gamma Fund, LLC. Mr. Ayres has been affiliated with McCown De Leeuw & Co., an affiliate of McCown De Leeuw & Co. III, L.P., since 1991. Prior to that he was a founding general partner of HMA Investments, Inc., a private investment firm focused on middle-market management buyouts. He currently is a director of certain privately held companies, including Tiara Motorcoach Corporation and Papa Gino's, Inc.

      DARRYL G. BEHRMAN. Director of the Company since March 1995. Mr. Behrman is a general partner of Behrman Brothers, L.P., the general partner of Behrman Capital L.P. and Behrman Capital "B" L.P. The Behrman Capital entities are private investment funds focused on management buyouts of emerging growth companies. Prior to founding Behrman Capital in 1992, Mr. Behrman was a partner at Wertheim Schroder & Co. Incorporated where he specialized in middle market mergers and acquisitions, recapitalizations and management buyouts. Prior to that he worked for Citicorp's Merchant Banking Group where he served as Vice President and head of the Corporate Advisory Group in London. Mr. Behrman is a director of several privately held companies including Condor Systems, Inc. and Professional Dental Associates, Inc. He is Chairman of the Board of Esoterix, Inc., a privately held company. Darryl Behrman and Grant Behrman are brothers.

      GRANT G. BEHRMAN. Director of the Company since March 1995. Mr. Behrman is a general partner of Behrman Brothers, L.P., the general partner of Behrman Capital L.P. and Behrman Capital "B" L.P. The Behrman Capital entities are private investment funds focused on management buyouts of emerging growth companies. Prior to founding Behrman Capital in 1992, Mr. Behrman was employed for ten years by Morgan Stanley & Co. Incorporated, most recently as a general partner in its Venture Capital Group. Mr. Behrman is a Director of several privately held companies including Esoterix, Inc., Condor Systems, Inc. and Visual Networks, Inc. Darryl Behrman and Grant Behrman are brothers.

      ROBERT M. DAVIDSON. Director of the Company since July 1994. Since February, 1997, Mr. Davidson has been Chairman and Chief Executive Officer of the Davidson Group, a privately held investment company. From 1989 to February 1997, Mr. Davidson was Chairman of the Board of Directors and Chief Executive Officer of Davidson & Associates, Inc., a publicly-held educational software company that develops, publishes and manufactures high quality educational software products for home and school use. Mr. Davidson held senior management positions at The Parsons Corporation, a large engineering and construction company, from 1978 to 1989. During his last five years at Parsons, he served as Executive Vice President, and was responsible for managing a major portion of the firm's operations and overseeing acquisitions of businesses and new technologies.

      DAVID E. DE LEEUW. Director of the Company since March 1995. Mr. De Leeuw is a managing general partner of MDC Management Company III, L.P., which is the general partner of McCown De Leeuw & Co. III, L.P. and McCown De Leeuw & Co. Offshore (Europe) III, L.P., a managing general partner of MDC Management Company IIIA, L.P., which is the general partner of McCown De Leeuw & Co. III (Asia), L.P. and a member of Gamma Fund, LLC. Mr. De Leeuw was the co-founder in 1984 of McCown De Leeuw & Co., Inc., an affiliate of McCown De Leeuw & Co. III, L.P. He currently serves as a director of Vans, Inc., a publicly held company, and certain privately held companies including Papa Gino's Inc. and DEC International, Inc.

      ANTHONY V. DUB. Director of the Company since May 1996. Mr. Dub is a Managing DirectorBSenior Advisor of Credit Suisse First Boston, an international investment banking firm with headquarters in New York City. Mr. Dub joined Credit Suisse First Boston in 1971 and was named a Managing Director in 1981. He currently serves as a director of Lomak Petroleum, Inc., a publicly held company.

      GEORGE E. MCCOWN. Director of the Company since March 1995. Mr. McCown is a managing general partner of MDC Management Company III, L.P., which is the general partner of McCown De Leeuw & Co. III, L.P., and McCown De Leeuw & Co. Offshore (Europe) III, L.P., a managing general partner of MDC Management Company IIIA, L.P., which is the general partner of McCown De Leeuw & Co. III (Asia), L.P. and a member of Gamma Fund, LLC. Mr. McCown was the co-founder in 1984 of McCown De Leeuw & Co., an affiliate of McCown De Leeuw & Co. III, L.P. He serves as Chairman of the Board of BMC West Corporation, and as Vice Chairman of Vans, Inc., both publicly held companies.

      GLENN S. MCKENZIE. Director of the Company since March 1995. Mr. McKenzie has been President of Alpha Investments, Inc., a management consulting firm, since October 1991. He currently serves as a director of Fibermark, Inc., a publicly held company, and DEC International, Inc., a privately held company.

      L. STEVEN MINKEL Executive Vice President, Chief Financial Officer, and Secretary since November 1992. Before joining the Company, from February 1986 to October 1992, Mr. Minkel was Vice President and Chief Financial
Officer of Duchossois Industries, Inc., a privately owned manufacturing conglomerate. Mr. Minkel served as a director of the Company from November 1992 through March 1995.

Board Meetings

      The Board of Directors met six times during fiscal 1997. All such meetings were special meetings. All directors, except Mr. King, attended at least 50% of the aggregate number of meetings of the Board of Directors and standing Committees on which they served. Mr. King attended no meetings of the Board during fiscal 1997.

Committees

      The Board of Directors has an Executive Committee comprised of the Chief Executive Officer and two non-employee directors, an Audit Committee comprised of three non-employee directors and a Compensation Committee comprised of four directors, two of whom the Company has deemed to be independent.

      The Executive Committee held monthly meetings during fiscal 1997. The Executive Committee is authorized, within parameters and limitations set out by the Company's Board of Directors, to meet and act on behalf of the Board during interim periods between regular meetings of the Board. During fiscal 1997, the members of the Executive Committee included Messrs. Faulkner, Ayres and G. Behrman.

      The Audit Committee held two meetings during fiscal 1997. Its principal functions are to recommend the firm of independent accountants to serve the Company each fiscal year to the Board of Directors and to review the plan and results of the prior year's audit by the independent accountants as well as the scope, results, and adequacy of the Company's internal accounting controls and procedures. In addition, the Audit Committee reviews the independence of the accountants and reviews their fees for audit and non-audit services rendered to the Company. During fiscal 1997, the members of the Audit Committee included Messrs. Davidson, Dub, McKenzie and, until his resignation, Wilson.

      The Compensation Committee held three meetings during fiscal 1997. Its principal functions are to approve remuneration of the officers of the Company, review certain benefit programs, and approve and administer remuneration plans, including the stock incentive plans of the Company. The Report of the Compensation Committee on executive compensation is set forth on page 14 of this Proxy Statement. During fiscal 1997, the members of the Compensation Committee included Messrs. Ayres, D. Behrman, Davidson, Dub, and, until his resignation, Wilson.

Compensation of Directors

      Beginning November 1995, the Company began paying an annual fee of $10,000 to directors of the Company who are not compensated as officers of the Company or employed by an affiliate of the Company, including the MDC Entities and Behrman Capital. The Company also reimburses each director for out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees.

      In addition, in October 1995, the Board of Directors, with the approval of the stockholders, adopted the Nimbus CD International, Inc. 1995 Stock Option Plan for Non-Employee Directors (the "Directors' Plan"). The Directors' Plan is designed to attract and retain the services of experienced and highly qualified outside directors and to create a proprietary interest for such directors in the Company's continued success. Under the Directors' Plan, grants of stock options will be made to each member of the Board, who is (a) not an employee of the Company, (b) not an employee of an affiliate of the Company, and (c) otherwise not eligible for selection to participate in any plan of the Company or its affiliates that entitles such member to acquire securities or derivative securities of the Company. An aggregate of 50,000 shares of Common Stock have been reserved for issuance under the Directors' Plan. Notwithstanding the foregoing, adjustments may be made by the Company's Board of Directors in the number and class of shares available under the Directors' Plan and the number, class and price of shares subject to outstanding option grants, in each such case, to reflect changes in the Company's corporate structure or capitalization, such as through a merger or stock split.

      Options awarded under the Directors' Plan expire ten years from the date of grant (unless the period is shortened by the non-employee independent director's retirement, death, disability or a change of control as defined in the Directors' Plan). Options awarded subsequent to October 31, 1995 will permit the non-employee independent director, for a period of up to ten years from the date of grant (unless the period is shortened by the non-employee independent director's retirement, death, disability or a change in control as defined in the Directors' Plan), to purchase 2,500 shares of Common Stock from the Company at the fair market value of such shares on the date such option is granted.

      Each non-employee independent director will be granted such an option whenever he or she is elected, re-elected or appointed to the Company's Board of Directors and otherwise satisfies the requirements for participation in the Directors' Plan. Generally, an option shall only be exercisable with respect to one-third of the shares subject to the option on the first anniversary of the date of grant (and not prior thereto) and then with respect to an additional one-third of such shares beginning on each of the second and third anniversaries of the date of grant; provided, however, the option shall be fully exercisable upon (i) the attainment of age 70 by the optionee or (ii) the death or disability (as defined in the Directors' Plan) of the optionee. Notwithstanding the foregoing, in no event may an option under the Directors' Plan be exercised prior to the expiration of six months from the date of grant. Except in certain limited circumstances, an option may be exercised only if the optionee at the time of exercise is, and at all times following the grant of the option remains, a non-employee director of the Company.

      On October 30, 1995, Robert M. Davidson was awarded options to purchase 10,000 shares of the Company's Common Stock at an exercise price equal to $7.00. Such options vest ratably over a three year period with the first options vesting on October 30, 1996. On May 20, 1996, upon his appointment to the Company's Board of Directors, Anthony V. Dub was awarded options to purchase
2,500 shares of the Company's Common Stock at an exercise price of $11.25 per share. Such options shall vest ratably over three years beginning May 20, 1997. On August 6, 1996, upon their re-election to the Board, each of Messrs. Davidson and Dub were granted options to purchase 2,500 additional shares of the Company's Common Stock under the Directors' Plan at an exercise price of $12.63. Such options shall vest ratably over three years beginning August 6, 1997.

      The Directors' Plan will terminate upon the earlier to occur of (i) the adoption of a resolution of the Company's Board of Directors terminating the Directors' Plan, (ii) the date all shares of Common Stock subject to the Directors' Plan are purchased according to the provisions of the Directors' Plan provisions or (iii) ten years from the date of adoption of the Directors' Plan by the Company's Board of Directors.

Executive Officers of the Company

      The following table lists the executive officers of the Company and its affiliates. All executive officers are appointed annually by, and serve at the discretion of, the Board of Directors of the Company.

                                POSITION              BUSINESS EXPERIENCE
      NAME AND AGE          WITH THE COMPANY        DURING PAST FIVE YEARS
-------------------------------------------------------------------------------
Lyndon J. Faulkner (36)  President, Chief                       *
                         Executive Officer,
                         Treasurer and Chairman
                         of the Board of
                         Directors
-------------------------------------------------------------------------------
L. Steven Minkel (55)    Executive Vice                        *
                         President,
                         Chief Financial
                         Officer and Secretary
-------------------------------------------------------------------------------
Howard G. Nash (48)      European Managing       Mr. Nash has served as
                         Director, Nimbus        European Managing Director
                         Manufacturing (UK)      of Nimbus Manufacturing (UK)
                         Limited                 Limited since January 1994.
                                                 Prior  to  that  time,  he  was
                                                 employed in various  management
                                                 capacities,  including  Finance
                                                 Director,       by       Nimbus
                                                 Manufacturing  (UK) Limited and
                                                 the Predecessor.
-------------------------------------------------------------------------------
David J. Trudel (46)                             Mr. Trudel has served as
                         Executive Vice          Executive Vice President -
                         President - North       North America Operations of
                         American Operations,    Nimbus Manufacturing Inc.
                         Nimbus Manufacturing    since June 1996.  Prior to
                         Inc.                    June 1996, Mr. Trudel was
                                                 employed  by  General  Electric
                                                 Corporation,  most  recently as
                                                 the  General   Manager  of  the
                                                 Electrical         Distribution
                                                 Components      business     in
                                                 Plainville, Connecticut.
-------------------------------------------------------------------------------
Robert J. Headrick (39)  President, Nimbus       Mr. Headrick has served as
                         Information Systems,    President of Nimbus
                         Inc., Executive Vice    Information Systems, Inc.
                         President, Nimbus       since March 1993 and as
                         Manufacturing Inc.      Executive Vice President of
                                                 Nimbus Manufacturing Inc.
                                                 since March 1994.  From 1987
                                                 to March 1993, Mr. Headrick
                                                 was employed by Sony
                                                 Corporation of America and
                                                 was named Vice President of
                                                 Sony Electronic Publishing
                                                 Company in October 1991.
-------------------------------------------------------------------------------
Robert J. Lynch (36)     Vice President, Nimbus  Mr. Lynch has served as Vice
                         Manufacturing Inc.      President of Nimbus
                                                 Manufacturing Inc. since
                                                 March 1994.  Prior to that
                                                 time, he was employed in
                                                 various management
                                                 capacities, including
                                                 Operations Manager, by
                                                 Nimbus Manufacturing Inc.
                                                 and the Predecessor.
-------------------------------------------------------------------------------
Gary E. Krutul (41)      Controller and Chief    Mr. Krutul has served as
                         Accounting Officer,     Controller and Chief
                         Assistant Secretary     Accounting Officer since
                         and Assistant Treasurer June 1995 and Assistant
                                                 Secretary and Assistant
                                                 Treasurer since August 1996.
                                                 From September 1991 to
                                                 February 1995, Mr. Krutul
                                                 served as Financial Manager
                                                 for Bally's Total Fitness,
                                                 Inc.

 *    See "Nominees for Director"

Family Relationships

      Directors Grant and Darryl Behrman are brothers. Otherwise, there is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Executive Compensation

      The following sections disclose detailed information about cash and equity-based executive compensation paid by the Company to certain of its executive employees. The information is comprised of a stock performance graph, a Report of the Compensation Committee of the Company's Board of Directors, a Summary Compensation Table and additional tables which provide further details on stock options issued by the Company.

   Cumulative Total Stockholder Return

      The following performance graph compares the cumulative total return, assuming the reinvestment of dividends, for the period from October 26, 1995 through March 31, 1997, from an investment of $100 in (i) the Company's Common Stock, (ii) the Nasdaq National Market Composite Index, and (iii) the Russell 2000 Index which is assembled by Frank Russell Company. The Company has chosen the Russell 2000 Index for comparison because the Company does not believe that it can reasonably identify a peer group or a published industry or line-of-business index that contains companies in a similar line of business and because the Russell 2000 Index includes companies with capitalizations similar to that of the Company. No dividends have been declared or paid on the Company's Common Stock.

Total Return Data Ending March 31
Nimbus CD International, Russell 2000 Index, NASDAQ Composite

                                     10/26/95        3/31/96        3/31/97
                                  ----------------------------------------------
Nimbus CD International                                1.613         23.809
Cumulative       Data      Points     100.000        101.613        125.806
10/26/95=100

Russell 2000 Index                                    13.056          5.107
Cumulative       Data      Points     100.000        113.056        118.830
10/26/95=100

NASDAQ Composite                                       8.238         11.172
Cumulative       Data      Points     100.000        108.238        120.330
10/26/95=100

      The Nasdaq National Market Composite Index tracks the aggregate price performance of equity securities of companies traded on the Nasdaq National Market. The Company's Common Stock is traded on the Nasdaq National Market under the symbol "NMBS".

      The performance of any individual company's common stock is influenced not only by its own performance and future prospects, but also by a number of external factors over which the company and its management have indirect or no control, including general economic conditions, expectations for the company's future performance and conditions affecting or expected to affect the company's industry. In addition, stock performance can be affected by factors such as trading volume, analytical research coverage by the investment community and the propensity of stockholders to hold the stock for investment purposes. The relative weight of these factors also changes over time. Consequently, stock performance, including measurement against indices, may not be representative of a company's financial performance for given periods of time.

   Report of the Compensation Committee of the Board of Directors

      During fiscal 1997, decisions on compensation for the Company's executive officers were made by the Compensation Committee of the Board of Directors which is composed of four directors who are not employed by the Company. At the direction of the Board of Directors, the Compensation Committee is responsible for determining salary and bonus plans for certain officers designated by the Board, from time to time, and is responsible for approving all stock option awards granted under the Amended and Restated Nimbus CD International, Inc. 1995 Stock Option and Stock Award Plan (as the same may be amended or modified, the "Nimbus Plan"). For fiscal 1997, the Board directed the Compensation Committee to review and approve salary and bonus awards for the Company's Chief Executive Officer and Chief Financial Officer, the European Managing Director of Nimbus Manufacturing (UK) Limited, the Vice President - Manufacturing of Nimbus Manufacturing Inc., the Executive Vice President of Nimbus Manufacturing Inc. and President of Nimbus Information Systems, Inc. and a new position, the Executive Vice President North American Operations of Nimbus Manufacturing Inc.

      The Compensation Committee's primary goal is to develop the Company's compensation program so that it is related to creating shareholder value. The Committee seeks to offer the Company's executive officers competitive compensation opportunities based on their individual performance, the Company's financial performance and their personal contribution to that performance. Furthermore, the executive compensation program is designed to attract and retain executive talent that contributes to the Company's long term success, reward achievement of the Company's short-term and long-term strategic goals, link executive officer compensation and shareholder interests through equity-based plans, and recognize and reward individual contributions to Company performance.

      During fiscal 1997, the Compensation Committee determined salary levels for executive officers by considering a number of factors, including: (i) individual performance, (ii) functions performed by the executive officer, (iii) scope of the executive officer's on-going duties, (iv) general changes in the compensation peer group in which the Company competes for executive talent and
(v) the Company's financial performance in general. No single factor was predominant in determining the salary level of any officer. Moreover, the Committee did not weigh any single factor against another in a manner that made it possible to assign a numerical value to the weight of any factor in determining the percentage increase in salary of the executive officers.

      On June 5, 1996, the Committee approved a 5% salary increase for Lyndon J. Faulkner, the Company's Chief Executive Officer. Mr. Faulkner was not present during the Committee's evaluation of his performance or its determination of his salary level. The Committee relied on performance evaluations submitted by the Executive Committee and the Chief Financial Officer as well as the other salary criteria described above.

      In addition, the Committee approved an employment agreement for Mr. Trudel which provides for a base salary of not less than $181,000 and provides for an initial term ending June 9, 1997. Thereafter, the agreement automatically renews for additional six month periods until terminated in accordance with the agreement. The agreement also provides for an annual bonus subject to the achievement of annual performance criteria. The agreement may be terminated by the Company with or without cause, provided that if it is terminated without cause the Company is obligated to pay Mr. Trudel the greater of six months' salary or all salary and benefits specified in the agreement from the date of termination to the end of the then current term.

      At its meeting on December 27, 1996, the Committee approved a 7.7% salary increase for L. Steven Minkel, the Company's Chief Financial Officer. Mr. Faulkner participated in the Committee's evaluation of Mr. Minkel's performance and its discussion of the appropriate amount of Mr. Minkel's salary increase. In addition, the Committee received additional performance evaluations of Mr. Minkel from the Executive Committee.

      At a meeting of the Committee held on April 1, 1997, the Committee approved a salary increase of 10% for Howard Nash, European Managing Director, Nimbus Manufacturing (UK) Limited. Mr. Faulkner provided the Committee with an evaluation of Mr. Nash's performance and participated in the discussion with regard to the amount of the salary increase. Salary increases were not considered by the Committee for Messrs. Headrick, Lynch and Trudel during fiscal 1997.

      In order to increase incentives for exceptional performance, a portion of each executive officer's compensation is paid in the form of contingent cash bonuses which are paid annually. The bonus amounts for executive officers are dependent in part on the Company's financial performance, as well as individualized criteria such as achievement of specific goals for the Company and/or its subsidiaries and satisfactory completion of special projects supervised by the Chief Executive Officer. The Company's financial performance objectives must be achieved before individual objectives are evaluated. For fiscal 1997, no bonuses were paid to Messrs. Faulkner, Minkel, Trudel or Headrick because the financial performance objectives established for those officers were not achieved. Mr. Nash was awarded a $32,000 bonus based on 100% performance against stated objectives.

      Stock options serve to further align the interests of management and the Company's stockholders by providing executive officers with an opportunity to benefit from stock price appreciation that can be expected to accompany improved financial performance. Options also enhance the Company's ability to attract and retain executives. The number of option shares granted and the other terms of such options, such as the vesting period, are determined by the Committee, based on recommendations of management in light of, among other factors, each executive officer's level of responsibility, prior performance and other compensation. However, the plan does not provide any quantitative method for weighing these factors, and a decision to grant an award is based primarily upon an evaluation of past as well as future anticipated performance and responsibilities of each executive officer.

      On May 20, 1996, Messrs. Faulkner and Minkel were awarded options to purchase 15,000 and 12,000 shares of the Company's Common Stock, respectively, at a purchase price equal to $11.25. These options will vest ratably over a five year period, with one-fifth of the options vesting on May 31, 1996, and each May 31 thereafter. On June 5, 1996, on the recommendation of the Chief Executive Officer, the Compensation Committee awarded options to purchase an aggregate of 178,500 shares of the Company's Common Stock at a purchase price of $16.50 to 45 senior managers of the Company. Such options will vest ratably over a five year period with the first one-fifth vesting on March 31, 1997. Of these options, Messrs. Faulkner, Minkel, Nash, and Trudel each received options to purchase 20,000 shares and Mr. Headrick received options to purchase 5,000 shares of the Company's Common Stock. The Compensation Committee awarded these options to provide further incentives to Company management to continue to increase the Company's future performance and thereby enhance stockholder value.

      Finally, on April 1, 1997, the Compensation Committee awarded non-qualified stock options to purchase 187,000 shares of Common Stock at a purchase price of $9.13 to 41 managers of the Company. Such options will vest ratably over five years with the first one-fifth vesting on March 31, 1998. Of these options, Messrs. Faulkner, Minkel, Nash, and Trudel each received options to purchase 15,000 shares of the Company's Common Stock. After giving effect to the above grants, there are 285,278 shares of Common Stock available to be awarded under the Nimbus Plan.

      For fiscal 1998, the Compensation Committee will be responsible for salary levels and bonuses for all persons employed by the Company who are deemed by the Board to be within the Securities and Exchange Commission's definition of "executive officer". Specifically, the Board has designated the Company's Chief Executive Officer and Chief Financial Officer, the Managing Director of Nimbus Manufacturing (UK) Limited, the Executive Vice President of Nimbus Manufacturing Inc. and President of Nimbus Information Systems, Inc. and the Executive Vice President - North American Operations of Nimbus Manufacturing Inc.

      To the extent appropriate, the Company intends to take the necessary steps to conform its compensation practices to comply with the $1 million compensation deduction cap under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Respectfully submitted:

COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Charles Ayers
Darryl G. Behrman
Robert M. Davidson
Anthony V. Dub

   Summary Compensation Table

      The following summary compensation table presents information about the compensation paid by the Company during its three most recent fiscal years to those individuals who were (i) the Company's Chief Executive Officer (the "CEO") at the end of the last completed fiscal year, regardless of compensation level and (ii) the Company's four most highly compensated executive officers (three of whom are officers of a subsidiary) other than the CEO who were serving as executive officers at the end of the last completed fiscal year (collectively, the "Named Executive Officers")

                           Summary Compensation Table:

                                                                 LONG-TERM
                                   ANNUAL COMPENSATION (1)      COMPENSATION
                                                                        ALL
                        FISCAL                      OTHER               OTHER
       NAME AND          YEAR                       ANNUAL    OPTIONS   COMPEN-
      PRINCIPAL          ENDED   SALARY   BONUS  COMPENSATION GRANTED   SATION
       POSITION        MARCH 31    ($)     ($)      ($)(2)    (#)(3)    ($)(4)
--------------------------------------------------------------------------------
Lyndon J. Faulkner        1997   242,550       0        0       35,000   11,752
President, Chief          1996   231,000  73,600        0      475,326   12,486
Executive Officer,        1995   210,000  80,000        0      251,035   11,541
Treasurer and
Chairman of the Board
of Directors

L. Steven Minkel          1997   191,260       0        0       32,000    9,992
Executive Vice            1996   177,876  73,600        0      316,821    9,070
President, Chief          1995   165,013  80,000        0            0    7,018
Financial Officer and
Secretary

David J. Trudel           1997   145,792       0   28,443       20,000    1,370
Executive Vice
President, Nimbus
Manufacturing Inc.

Robert J. Headrick        1997   180,180       0        0        5,000    7,265
President, Nimbus         1996   173,828  23,400        0      105,670    7,211
Information Systems,      1995   165,044  50,000        0        3,486    3,629
Inc., Executive Vice
President, Nimbus
Manufacturing Inc.

Howard G. Nash            1997   105,650  32,000        0       20,000   12,543
European Managing         1996    92,918  31,746        0      131,993   11,127
Director, Nimbus          1995    85,728  12,407        0       42,054   10,174
Manufacturing (UK)
Limited

(1) While each of the five Named Executive Officers received perquisites or other personal benefits in the years shown, in accordance with Securities and Exchange Commission regulations, the value of these benefits are not indicated since they did not exceed the lesser of $50,000 or 10% of the individual's salary and bonus in any year.

(2)   The  amount  set  forth in the  Summary  Compensation  Table  under  the heading "Other Annual Compensation" includes (i) $21,243 for reimbursements made by the Company to Mr. Trudel or on behalf of Mr. Trudel for relocation costs and (ii) $7,200 as an automobile allowance on behalf of Mr. Trudel.

(3) In connection with the Recapitalization (as defined herein), Messrs. Faulkner, Headrick, and Nash exchanged options for 251,035 shares, 3,486 shares, and 42,054 shares of Common Stock, respectively, for options having substantially similar terms and provisions, issued under the Nimbus Plan (as defined herein). No new options were granted to Named Executive Officers by the Company in fiscal 1995.

(4) Amounts set forth in the Summary Compensation Table under the heading "All Other Compensation" include (i) contributions made by the Company to the Company's 401(k) plan or, in the case of Messrs. Faulkner and Nash, to the Company's U.K. Pension Scheme for the benefit of the Named Executive Officer and (ii) the Company's payment of life insurance premiums on behalf of the Named Executive Officer. In fiscal 1997, the Company paid $330, $2,250, $487, $330 in life insurance premiums on behalf of Messrs. Faulkner, Minkel, Trudel and Headrick, respectively. In fiscal 1996, the Company paid $330, $1,440, $330 in life insurance premiums on behalf of Messrs. Faulkner, Minkel and Headrick, respectively. In fiscal 1995, the Company paid $330, $1,440, $330 in life insurance premiums on behalf of Messrs. Faulkner, Minkel and Headrick, respectively.

  Employment Agreements

      The Company has entered into employment agreements with Messrs. Faulkner, Minkel, Trudel, Headrick and Nash. The employment agreement with Mr. Faulkner provides for a base salary of not less than $200,000 and provides for an initial term ended March 31, 1994 and for continuation thereafter for additional one year periods until terminated in accordance with the agreement. The agreement also provides for an annual bonus subject to the achievement of annual performance criteria (such bonus for fiscal 1997 was $0). The agreement may be terminated by the Company with or without cause, provided that if it is terminated without cause the Company will be obligated to pay the greater of one year=s salary plus the previous year=s bonus or all salary and benefits specified in the agreement from the date of termination to the end of the then current contract term.

      The employment agreement with Mr. Minkel provides for a base salary of not less than $150,000 and provides for an initial term ended November 8, 1994 and for continuation thereafter for additional one year periods until terminated in accordance with the agreement. The agreement also provides for an annual bonus subject to the achievement of annual performance criteria (such bonus for fiscal 1997 was $0). The agreement may be terminated by the Company with or without cause, provided that if it is terminated without cause the Company will be obligated to pay the greater of one year's salary plus the previous year's bonus or all salary and benefits specified in the agreement from the date of termination to the end of the then current contract term.

      The employment agreement with Mr. Trudel provides for a base salary of not less than $181,000 and provides for an initial term ended June 9, 1997. Thereafter, the agreement continues for additional six month periods until terminated in accordance with the agreement. The agreement also provides for an annual bonus subject to the achievement of annual performance criteria (such bonus for fiscal 1997 was $0). The agreement may be terminated by the Company with or without cause, provided that if it is terminated without cause the Company is obligated to pay Mr. Trudel the greater of six months' salary or all salary and benefits specified in the agreement from the date of termination to the end of the then current term.

      The employment agreement with Mr. Headrick provides for a base salary of not less than $140,000 and provides for an initial term ended March 7, 1994. Thereafter, the agreement continues for additional six month periods until terminated in accordance with the agreement. The agreement also provides for an annual bonus, subject to achievement of annual performance criteria (such bonus for fiscal 1997 was $0). The agreement may be terminated by the Company with or without cause, provided that if it is terminated without cause the Company is obligated to pay Mr. Headrick the greater of six months' salary or all salary and benefits specified in the agreement from the date of termination to the end of the then current term.

      Mr. Nash is employed under a standard contract for employment of directors in the United Kingdom which provides, among other things, certain statutory entitlements and a base salary of (pound)38,250 which is reviewed annually. The agreement does not have a fixed term and, except in the case of serious employee misconduct or gross negligence, requires the parties to the agreement to provide 12 months prior written notice of a desire to terminate. The Company may make a payment in lieu of notice.

  Compensation Committee Interlocks and Insider Participation

      From October 1992 until June 1993, the executive compensation program of the Company was administered by the Board of Directors. During such period Mr. Faulkner, President, and Mr. Minkel, Executive Vice President, participated in the deliberations of the Board of Directors concerning executive officer compensation. On June 3, 1993, the Board of Directors established a Compensation Committee to administer the Company's executive compensation program. The Compensation Committee is currently comprised of four non-employee directors.

Stock Options

      The Company has adopted the Amended and Restated Nimbus CD International, Inc. 1995 Stock Option and Stock Award Plan (the "Nimbus Plan"). The Nimbus Plan is intended to further the long-term stability and financial success of the Company by attracting and retaining key employees through the use of stock incentives, including stock options. The Company does not award stock appreciation rights under the Nimbus Plan. The Company has reserved a total of 2,715,449 shares (adjusted to give effect to the Company's 3.76049 stock split effective October 16, 1995) of common stock for issuance under the Nimbus Plan.

      The  following  table  sets  forth   additional   information   concerning
individual grants of stock options made under the Nimbus Plan during the last completed fiscal year to each of the Named Executive Officers:

                        Option Grants In Last Fiscal Year
                                                                 POTENTIAL
                                                               REALIZED VALUE
                                                             AT ASSUMED ANNUAL
                                                               RATES OF STOCK
                     INDIVIDUAL GRANTS                       PRICE APPRECIATION
                                                             FOR OPTION TERM (1)
------------------------------------------------------------  ---------------
                                 % OF
                                 TOTAL
                                OPTIONS
                               GRANTED
                                  TO     EXERCISE
                       OPTIONS EMPLOYEES OR BASE
                      GRANTED  IN FISCAL  PRICE   EXPIRATION    5%     10%
        NAME           (#)(2)     YEAR     ($/SH)     DATE       ($)    (%)
------------------------------------------------------------  ---------------
Lyndon J. Faulkner       15,000   7.3%   $11.25   5/31/05     $23,700 $60,300
                         20,000   9.7%   $16.50   3/31/06     $31,600 $80,400

L. Steven Minkel         12,000   5.8%   $11.25   5/31/05     $18,960 $48,240
                         20,000   9.7%   $16.50   3/31/06     $31,600 $80,400

David J. Trudel          20,000   9.7%   $16.50   3/31/06     $31,600 $80,400

Robert J. Headrick        5,000   2.4%   $16.50   3/31/06      $7,900 $20,100

Howard G. Nash           20,000   9.7%   $16.50   3/31/06     $31,600 $80,400

(1) The potential realized values in the table assume that the market price of the Company's Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates of five percent and ten percent, respectively. The actual value, if any, an executive may realize will depend on the excess, if any, of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated in the table.

(2) Options granted to Messrs. Faulkner and Minkel were granted as of May 20, 1996 and on June 5, 1996. Options granted to Messrs. Trudel, Headrick and Nash were granted June 5, 1996. Options granted as of May 20, 1996 will vest ratably over a five year period with one fifth of the options becoming exercisable on May 31, 1996, and one fifth vesting each May 31 thereafter until the options are fully vested on May 31, 2000. The options granted on June 5, 1996 will vest ratably over a five year period with one fifth of the options becoming exercisable on March 31, 1997 and one fifth vesting each March 31 thereafter until the options are fully vested on March 31, 2001.

      The following table sets forth information concerning each exercise of stock options during fiscal 1997 by each of the Named Executive Officers and the fiscal year-end value of unexercised options, provided on an aggregated basis:

              Aggregated Option Exercises in Last Fiscal Year and
                   Fiscal Year-End Unexercised Option Values

      (A)            (B)        (C)          (D)                (E)
                                           NUMBER OF
                                           SECURITIES         VALUE OF
                                           UNDERLYING        UNEXERCISED
                                           UNEXERCISED      IN-THE-MONEY(2)
                                           OPTIONS AT        OPTIONS AT
                                           FY-END (#)          FY-END ($)
                   SHARES
                  ACQUIRED    VALUE(1)     EXERCISABLE/      EXERCISABLE/
      NAME       ON EXERCISE  REALIZED    UNEXERCISABLE      UNEXERCISABLE
                    (#)         ($)
--------------------------------------------------------------------------------
Lyndon J. Faulkner   0          $0.00   410,101/337,572    $3,392,290/$2,259,896

L. Steven Minkel     0          $0.00   108,171/262,576      $718,452/$1,506,233

David J. Trudel      0          $0.00      4,000/16,000               $0/$0

Robert J. Headrick   0          $0.00     37,616/76,540        $271,671/$502,442

Howard G. Nash       0          $0.00    87,457/209,047        $687,082/$627,506

(1) The dollar values referred to in columns (C) and (E) are calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at exercise or fiscal year-end, respectively.

(2) Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option.

Certain Relationships and Related Transactions

      1995 Recapitalization. On March 31, 1995, certain affiliates of McCown De Leeuw & Co. ("MDC") and Behrman Capital L.P. ("Behrman") replaced affiliates of DLJ Merchant Banking, Inc. ("DLJMB") as the Company's majority stockholders through a series of transactions (the "Recapitalization"). The MDC Entities and Behrman Capital acquired 10,698,970 shares of the Company's Common Stock for an aggregate purchase price of $27 million and another investor acquired 118,876 shares of Common Stock for $300,000. The Company refinanced its then-outstanding debt and borrowed an additional $41.1 million. The Company also received $1.7 million from Chase Manhattan Investment Holdings, Inc. ("Chase Manhattan") for the issuance of warrants to purchase 693,453 shares of its Common Stock for $0.01 per share. The warrants became exercisable upon the occurrence of the Company's initial public offering and Chase Manhattan exercised its right to purchase 175,000 shares of Common Stock. The remainder of the warrants expire on March 31, 2005.

      The proceeds from the issuance of Common Stock, warrants and additional debt were used by the Company to acquire 22,333,768 shares of its Common Stock held by the DLJMB Investors and 2,834,436 shares of Common Stock from certain members of management and other stockholders (including 2,174,015 shares received by management upon exercise of stock options which became fully vested in the Recapitalization) for an aggregate cost of $65.3 million, including related fees and expenses.

      Initial  Public  Offering.  On October 16,  1995,  the Company  declared a
3.76049 for one stock split which was distributed to stockholders on October 18, 1995. Thereafter, on October 30, 1995, the Company completed an initial public offering of securities with the sale of 6,350,000 shares of Common Stock at a price per share (net of underwriting discounts and commissions) of $6.55. Of the 6,350,000 shares of Common Stock offered for sale, 5,080,000 shares were purchased and offered for sale to the public by underwriters in the United States (the "U.S. Offering"), with the remaining 1,270,000 shares being purchased and offered for sale to the public by foreign underwriters (the "International Offering", together with the U.S. Offering, the "Offerings"). Contemporaneously with the Offerings, Behrman Capital, a principal stockholder of the Company, purchased 500,000 shares of Common Stock of the Company at $6.55 per share in a private placement transaction.

      Stockholders Agreement. On March 31, 1995, the Company and holders of Common Stock (collectively, the "Holders") entered into a Stockholders Agreement (the "Stockholders Agreement"). The Stockholders Agreement contains, among other things, restrictions on the transfer of shares of Common Stock and certain registration rights with respect thereto and matters related to the Board of Directors of the Company. Upon completion of the Offerings, all of the provisions of the Stockholders Agreement terminated except for provisions relating to certain registration rights. These provisions state that after March 31, 2000, Behrman Capital and the DLJMB Investors, and after March 31, 2002, Chase Manhattan, shall each have a one time right to demand that the Company register for sale under the Securities Act of 1933 (the "Securities Act") all or a portion of the shares of Common Stock of such Holder as then owned by it. Any such registration is subject to certain time and size limitations. In addition, the Holders are also entitled to require the Company to use its best efforts to include shares owned by them in a registered offering of equity securities of the Company, subject to marketing restrictions determined by the managing underwriter.

      Registration Rights Agreement. Upon consummation of the Offerings, the Company and the MDC Entities entered into a registration rights agreement pursuant to which the Company will grant certain registration rights to the MDC Entities and certain of their transferees and assignees with respect to shares of Common Stock owned or acquired by the MDC Entities following the Offerings (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the MDC Entities will have the right to require the Company to file up to five registration statements under the Securities Act, which may be increased by an additional three registrations if effected on Form S-3, covering the MDC Entities' shares and the shares of Common Stock of certain transferees and assignees of the MDC Entities. The Company has agreed to pay all costs and expenses relating to the exercise of the MDC Entities' registration rights, except for underwriting commissions relating to shares sold by the MDC Entities. The Company will indemnify the MDC Entities for certain liabilities, including liabilities under the Securities Act, in connection with any such registration. Under the Registration Rights Agreement, the MDC Entities will have the right to transfer their respective rights to a transferee or assignee of their shares of the Common Stock in a transfer other than pursuant to a public offering.

      By letter agreement dated October 31, 1995, the MDC Entities and Behrman Capital agreed that upon request of Behrman Brothers, L.P., the general partner of Behrman Capital L.P., the MDC Entities will agree to exercise one of the demand registration rights conferred on the MDC Entities pursuant to the Registration Rights Agreement. This agreement will enable Behrman Capital to exercise incidental registration rights with respect to their shares of Common Stock which were granted pursuant to the Stockholders Agreement.

      Pursuant to Rule 144 promulgated under the Securities Act, the MDC Entities and Behrman Capital may, without registration under the Securities Act, sell, within any three-month period, a number of shares less than or equal to the greater of 1% of the then outstanding shares of Common Stock or the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding such sale, subject, in some cases, to the two year holding period described in Rule 144. Shares owned by the MDC Entities and Behrman Capital will be eligible for sale to "qualified institutional buyers" pursuant to Rule 144A under the Securities Act without regard to the volume limitations contained in Rule 144.

      Transactions with the Investors. In connection with the Recapitalization, the Company paid MDC Management Company III, L.P., an affiliate of the MDC Entities, and Behrman Brothers Management Corporation, an affiliate of Behrman Capital, transaction fees of $2,425,000 and $1,575,000, respectively, plus reimbursement for out-of-pocket expenses incurred in connection with services rendered in connection with the Recapitalization.

      Transactions with Management Stockholders. In connection with the Recapitalization, the Company (i) purchased 296,549 shares of Common Stock received pursuant to the exercise of stock options from Messrs. Faulkner, Minkel, Headrick, Nash and Lynch on March 31, 1995 for $2,814,250 and (ii) purchased 117,628 additional shares of Common Stock from Mr. Minkel for
$296,847.  The  shares  were  reacquired  at their  then fair value of $2.52 per share, the price paid by the MDC Entities, Behrman Capital and other stockholders in the Recapitalization.

      Transactions with Other Parties. The Company's United Kingdom subsidiary employs the services of Whitehead Electrical Company, Ltd., an electrical contracting company of which Lyndon Faulkner's brother is the Managing Director. The services are supplied on competitive terms. The Company paid Whitehead Electrical Company, Ltd. $129,556 during the fiscal year ended March 31, 1997.

      In April 1994, the Company entered into the Donnelley CD-ROM Agreement with R.R. Donnelley & Sons Company ("Donnelley"), whereby the Company established a multiline compact disc manufacturing facility in Provo, Utah, requiring capital expenditures of approximately $13 million by the Company. In April 1995, as permitted by the Donnelley CD-ROM Agreement, Donnelley assigned substantially all of its rights in, and obligations under, the Donnelley CD-ROM Agreement to Stream (as assigned, the "Stream CD-ROM Agreement"). Effective April 1, 1997, the Company entered into a new agreement with Stream which terminated the Stream CD-ROM Agreement and increased Stream's commitment to purchase 27.5 million discs during fiscal 1998 and 20.6 million discs for the first nine months of fiscal 1999. The agreement will terminate December 31, 1998 and is subject to reductions based upon changes in the cost of manufacturing for CD-ROM discs.

      The Company provides CD manufacturing services to CUC International, Inc., a software company and its predecessor, Davidson & Associates, Inc. Robert M. Davidson, a director of the Company, served as Vice Chairman of the Board of CUC International, Inc. until his resignation on May 27, 1997. The services supplied to CUC International are on competitive terms. Sales to CUC International and Davidson & Associates were $3.4 million for fiscal 1997.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock and to provide copies of the reports to the Company. Late reports were filed prior to the filing of this proxy by (i) Anthony V. Dub with respect to the Company's award under the Directors' Plan of options to purchase 2,500 shares of the Company's Common Stock and (ii) Howard G. Nash with respect to the Company's award of 20,000 options to purchase shares of the Company's Common Stock under the Nimbus Plan. Except as set forth above, to the Company's knowledge, based solely on a review of the copies of reports furnished to the Company, and written representations that no other reports were required to be filed, during the fiscal year ended March 31, 1997, the Company's directors, executive officers, and stockholders beneficially owning more than ten percent of the Company's Common Stock complied with their respective Section 16(a) reporting requirements.

                                 PROPOSAL NO. 2

                RATIFICATION OF THE APPOINTMENT OF ACCOUNTANTS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

      The Board of Directors, upon the recommendation of its Audit Committee, has appointed Coopers & Lybrand L.L.P. ("Coopers") to serve as independent certified public accountants of the Company and its subsidiaries for the year ending March 31, 1998 and recommends ratification of such appointment by the stockholders. Its representatives will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions asked by stockholders.

      In the event the proposal to ratify the appointment of Coopers is defeated, the adverse vote will be considered as a direction to the Board of Directors to select other independent accountants for the next year. However, because of the expense and difficulty in changing independent accountants after the beginning of a year, the Board of Directors intends to allow the appointment for fiscal 1998 to stand unless the Board of Directors finds other reasons for making a change.

      The Board of Directors considers Coopers to be well qualified to serve as the independent accountants for the Company.

      The Board of Directors recommends a vote "FOR" the proposal to ratify the appointment of Coopers as independent accountants for fiscal 1998. Proxies solicited by the Board of Directors will be so voted unless stockholders otherwise specify in their proxies.

                                  OTHER MATTERS

      Management is not aware of other matters which will come before the meeting, but if any such matters are properly presented, proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the meeting.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

      Any stockholder proposals to be considered by the Company for inclusion in the proxy materials for the 1998 Annual Meeting of Stockholders must be received by the Company no later than March 12, 1998.

                                          For the Board of Directors,


                                          L. Steven Minkel, Secretary

Ruckersville, Virginia
July 8, 1997

THE COMPANY WILL MAIL WITHOUT CHARGE UPON WRITTEN REQUEST A COPY OF THE 1997 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO SECRETARY, NIMBUS CD INTERNATIONAL, INC., P.O. BOX 7427, CHARLOTTESVILLE, VIRGINIA, 22906.

Proxy

NIMBUS CD INTERNATIONAL, INC.

Proxy for Annual Meeting of Stockholders _ August 5, 1997 This Proxy is Solicited on Behalf of the Board of Directors of Nimbus CD International, Inc.

      The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 8, 1997, and appoints Charles Ayres and Grant G. Behrman, or either of them, as proxies, each with the power to appoint his substitute and to act alone, and authorizes them, or either of them, to represent and to vote, as designated on the reverse side of this card, all shares of Common Stock of Nimbus CD International, Inc. held of record by the undersigned on June 5, 1997, at the Annual Meeting of Stockholders to be held on August 5, 1997, and at any adjournment thereof.

The Board of Directors Recommends a Vote FOR Proposals 1 and 2 appearing on the Reverse Side Hereof

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

Please mark vote in oval in the following manner using dark ink only.  / /

                                                                 For All
                                                                 (Except
                                                For   Withhold   Nominee(s)
1.    Election of Directors _                   All   All        written below)
Nominees: Charles Ayres, Darryl G. Behrman,     / /   / /        / /
Grant G. Behrman, Robert M. Davidson, David E. DeLeeuw,
Anthony V. Dub, Lyndon J. Faulkner, George E. McCown,
Glenn S. McKenzie, L. Steven Minkel.

2. Ratification of selection of Coopers &       For   Against    Abstain
Lybrand LLP as the Company's independent        / /    / /       / /
accountants for fiscal year 1998.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no directions to the contrary are indicated, this proxy will be voted FOR Proposal 1 and FOR Proposal 2.

Dated: _________________________________, 1997


-------------------------------------------
Signature

-------------------------------------------
Signature, if held jointly

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.